April 27, 2011
Financial Results of
Fiscal Year Ended March 31, 2011
Exhibit 99.1
This is an English translation of Japanese presentation material prepared in connection with the disclosure of the financial results of Monex Group, Inc.
It includes information derived from the consolidated financial statements of Monex Group, Inc. which are prepared in accordance with accounting principles generally accepted in Japan (“Japanese GAAP”).  Japanese GAAP differs in certain material respects from accounting principles generally accepted in other countries, including accounting principles generally accepted in the United States (“U.S. GAAP”) and from International Financial Reporting Standards
(“IFRS”).
Forward-looking Statements
This material contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about our industry and us. These forward-looking statements are subject to various risks and uncertainties. Generally, these forward-looking statements can be identified by th use of terms such as "may", "will", "expect", "anticipate", "estimate", "plan" or other similar words. These statements discuss future expectations, identify strategies, contain projections of results of operations or of our financial condition or state other "forward-looking" information. Our operations are subject to risks, uncertainties and other factors that could cause our actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include uncertainties as to the TradeStation tender offer: the timing of the tender offer; uncertainties as to how many of TradeStation’s shareholders will tender their shares in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transactions may not be satisfied or waived, including that a governmental or regulatory authority may prohibit, delay or refuse to grant approval for the consummation of the transactions; the effects of disruption from the proposed transactions making it more difficult to maintain relationships with employees, customers and/or other business relationships; and other business effects, including the effects of industry, regulatory, economic and/or market conditions that are outside of Monex’s or TradeStation’s control.
Important Additional Information
This presentation material is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of common stock of
TradeStation or Monex Group, Inc. The TradeStation tender offer described herein has not yet been commenced. On the commencement date of the tender offer, an offer to purchase, a letter of transmittal and related documents will be filed with the United States Securities and Exchange Commission (SEC). The
solicitation of offers to buy shares of TradeStation’s common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents. Investors and TradeStation securityholders are strongly advised to read both the tender offer statement and the solicitation/recommendation statement that will be filed by TradeStation regarding the tender offer when they become available as they will contain important information. Investors and securityholders may obtain free copies of these statements (when available) and other documents filed with respect to the tender offer at the SEC’s website at www.sec.gov. In addition, copies of the tender offer statement and related materials (when available) may be obtained for free by directing such requests to the information agent for the tender offer.

1 1 1 1
Important Matters Concerning Product-related Risks
This material is explanatory material on the financial results of Monex Group, Inc. (“the Company”).  The descriptions herein concerning the products, services, etc. which are handled by the Company’s group companies (“the Group Companies”), are made only for disclosure purposes and are given to describe matters which are required for providing specific explanations concerning the Company.  Therefore, this material is not intended to recommend, or conduct solicitation for , any of such products, services, etc.
Any party who wishes to actually purchase products, services, etc. handled by the Group Companies may be required to take necessary advance procedures designated by the relevant group company including opening of an account, and to pay fees and/or expenses as designated by the relevant group company.
Each of the traded products may suffer a loss in the invested principal due to fluctuation of price and other factors.  In addition, the investors may be required to pledge a designated amount of margin deposits upon conducting margin trading, futures and option transactions or foreign exchange margin trading.  There is a risk that the investor may suffer losses exceeding the amount of margin deposits
(initial investment) provided for such trading.
For more details concerning important matters such as the products and services offered by the Group
Companies and the fees or risks associated with each product, please refer to the website of the relevant group company.

2 2 2 2
Our Business Principles
1. PURSUE A SPIRIT OF INNOVATION
We will constantly strive to pioneer new fields in finance and propose new approaches to managing money.
2. STAY CUSTOMER FOCUSED
We believe that the best guide to our corporate activities is the voice of our customers.
With this guide, we will continue to create financial services truly needed by individuals.
3. CHALLENGE FOR THE BEST
We will continue to provide the best products and services for our customers, always thinking outside the box.

3 3 3 3
Table of Contents
Important Matters Concerning Product-related Risks p.1
Our Business Principles p.2
I. Global Vision
1. Major Business Activities in 4Q p.5
2. Global Vision p.6
3. Outline of Global Vision p.7
4. Domestic Circumstances p.8
5. Correspond to the Circumstances p.9
6. Acquisition of TradeStation Group, Inc. p.10
7. Income Statement Analysis of TradeStation p.11
8. Impact on the Consolidated Monex Group’s Balance Sheet p.12
9. Group Structure after the Acquisition (planned) p.13
10. Roadmap p.14
II. Financial Results
1. Financial Summary
(1) 3Q of FYE Mar. 31, 2011 vs. 4Q of FYE Mar. 31, 2011 (3 mo.) p.16
(2) FYE Mar. 31, 2010 vs. FYE Mar. 31, 2011 p.17
(3) Balance Sheet p.18
(4) Highlights of Revenue: Increasing and Decreasing Factors p.19
(5) Highlights of SG&A: Increasing Factors p.20
2. Future Plan by Business
(1) Breakdown of Net Operating Revenues by Business p.21
(2) Future Plan for Domestic Businesses p.22
(3) Differentiation of Trading Services p.23
(4) Progress of Brokerage Business in PRC p.24
(5) Cost Control p.25
III. Data
1. Financial Results: Quarterly trends in income statement p.27
2. Financial Results: Quarterly trends in SG&A
p.28
3. Trends in Revenue
p.29
4. Equity Business / FX Business
p.30
5. Mutual Fund Business / Alternative Investment Business
p.31
6. Customer Portfolio p.32
7. Investors’ Guide p.33
8. The Monex Group p.34

4 4 4 4 1. Global Vision 2. Financial Results 3. Data

Ended profitable in quarterly base (3 months) in spite of unfriendly operational condition
Equity, derivative, FX trading and mutual fund sales increased due to recovering market condition
Despite recognizing uncollectible receivables from customer’s futures and options, the quarterly net profit ended black because of effective risk management system
To expand ability to gain new accounts
Strengthening marketing for new customers especially targeting beginners, by revising the commission for small amount trading down to the cheapest level among competitors
Revenue impact by commission cut to be minimized by exercising SG&A reduction at the same time
Strengthening original product and services
Originated and sold RMB denominated bonds and RMB bond fund as a pioneer in the industry
Differentiation by portfolio management advice tool “MONEX VISION” and account aggregation service “MONEX ONE”
Global business expansion
Successfully extended margin trading of BOOM customers in Hong Kong
Announced acquisition of TradeStation Group, Inc., a NASDAQ listed online securities company
(announced on April 21, 2011)
Execution of Global Vision
(See next pages)
5
Major Business Activities in the Fourth Quarter

Monex Group, Inc.

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Trade Volume
Trade Volume

6 6
Global Vision
(Status)
The world is becoming flat in various aspects, especially the world through the Internet
In such circumstances, investors require various and global investment products
(Issue to be solved)
Costly if provide all products to investors But lose competitiveness if fail to provide
Idea of Global Vision as below:
Japan
products
China
products
U.S.
products
Japan
clients
China
clients
U.S.
clients
Idling
Capacity
Idling
Capacity
Japan
products
China
products
U.S.
products
Japan
clients
China
clients
U.S.
clients
Idling
Capacity
Idling
Capacity
How to cope with local market bias issue
Japan
products
China
products
U.S.
products
Idling
capacity
Idling
capacity
Japan
products
China
products
U.S.
products
Idling
capacity
Idling
capacity
Japan clients

7 7
US clients
Website
Call center
Marketing
Compliance
Market information service
Account information service
GOR, SOR*
Investment products (shares,
futures & options, CFDs,
mutual funds, notes, FX, etc.)
Exchange connectivity
Product origination
Trading (FX, notes)
Cash management
Clearing
Custody
Develop locally
Standardize globally
Globally co-share
Effectiveness of Global Vision
• Cost reduction
• Leverage global product and service strength in local markets
• Construction of comprehensive products and services
• Branding
• Source management and personnel talents globally
Creating overwhelming competitiveness
Achieve growth of revenue by strong competitiveness and sizable cost reduction simultaneously
Outline of Global Vision
Concept of shared platform in Global Vision
*GOR: Global Order Routing
SOR: Smart Order Routing
Japan clients
Website
Call center
Marketing
Compliance
Market information service
Account information service
GOR, SOR*
China clients
Website
Call center
Marketing
Compliance
Market information service
Account information service
GOR, SOR*

8 8 8 8
Current Environments
Circumstances change widely, deeply and irreversibly
2. Growth of Chinese economy and capital market
1. Slowdown or backward trend of the domestic shift “from deposit to investment”
3. Rapid progress of globalization
Waves of cross-border M&A of Exchange and ECN (PTS), cash equity market and derivatives market, and shared network, etc. inevitably affect on our business
Not just a possibility but a reality. Not in the future but now, and it is sustainable
(image)
(Shift
“from deposit
to investment”)
2006
(time)
present
Former recognition
Current recognition
(not clear)
Considering these circumstances, we need to broaden and re-construct our business portfolio emphasizing overseas business, in addition to the domestic investment service we have been providing.

Monex Group, Inc.

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Correspond to the Circumstances
Constructing new business portfolio
Status Prospect
1. Re-construct Japan
business
Enhance customer base (by lowering
commission rate, improving tools and FX
services)
Initiated Targeting 6,000 new accounts
per month
Re-design service providing system (IT, etc.)
from scratch adapting new technology
Initiated To Start launching in 1 year
Cut 20% of fixed cost and
achieve 40% OP margin in
long term
2. Strengthen China
business
Business expansion of BOOM Group in
Hong Kong (including growth of margin trading
and new account acquisition)
Initiated To enlarge constantly
Development of brokerage business in the
Mainland China
Initiated Carefully in progress
controlling resource allocation
Origination and marketing of RMB product
business development in HK capital market as
RMB off-shore market
Track record in RMB
CGB, ORIX note and
RMB bond fund
To continue origination and
introduction
3. Correspond to
globalization
Globalize product and service line-up
Constantly in progress
Global execution, 24 hr. trading
Initiate by acquiring TS
To achieve in 3-4 years
Global customer base
Promote by acquiring TS
To achieve in 3-4 years
Global management structure
Initiate by acquiring TS
To achieve in 2-3 years
9

Monex Group, Inc.

TradeStation®

400
350
300
250
200
150
100
50
0
81
379
372
44
271
151
68
TradeStation Group
Interactive Brokers
TD Ameritrade
optionsXpress
Charles Schwab
E*TRADE
MG

10
2,276
2,448
150
467
104
214
133
0
500
1,000
1,500
2,000
2,500
3,000
TradeStationInteractive
Group Brokers
TD
Ameritrade
optionsXpress Charles
Schwab
E*TRADE Monex
Group
10
Acquisition of TradeStation Group, Inc.
About TradeStation
•
Formed in 1982 as a trading platform provider. Initial Public
Offering in 1997 (listed on the NASDAQ GS). Grown into a highly regarded brand among active traders.
•
Most recently rewarded by Barron’s
magazine the #1 rating for
online brokerages (2011).
•
Attracts a highly active and valuable customer base by providing state-of -the-art trading platform and competitive commission rates
•
Net interest income earned on clients’ segregated cash as an important source of income (potential upside with normalized US interest rates)
•
Strong balance sheet with no debt, $105mm of cash and cash
equivalents and marketable securities (as of Dec end 2010)
Strategic rationale for Monex Group
•
Portfolio diversification: diversification of region, client and revenue base
•
Cutting edge technology:  Ability to restructure systems
infrastructure of the group  as a whole to ensure operation and cost efficiency
•
Global human resources: Ability to attract talent globally (namely management, IT development skills)
Comparison of annual commissions and fees per
account among US listed brokerages
Comparison of DARTs among US listed brokerages
Unique Technology-Driven Platform
·
High level in-house technology: Nearly half of the total 392 employees are in IT-related functions; can be leveraged  to enhance current technology capability and lower development costs.
·
Its award-winning platform for active traders, in particular rule-
based traders, along with its programming language EasyLanguage®
is an industry standard among these traders. We foresee the increase in interest and demand for algorithm trading to continue on a global scale.
Summary of TradeStation
Prominent difference in client base, reflected in
Revenue per account
(USD)
*
DARTs: Daily Average Revenue Trades. For the six listed online brokerages, includes futures, option and FX in addition to cash equities transactions, while for MG, only includes equities.
* Source: Public company data. Based on each company’s own definition of the no. of ‘active’ accounts as of FY end published in its disclosures. MG was calculated based on total no. of accounts. Converted at USD1=JPY82
(thousands)
* TD Ameritrade data on their 10K of FYE Sep. 2010, other US companies of
FYE Dec. 2010 and MG on Monex, Inc.’s FYE Mar. 2011 data.

200
150
100
50
0
(USD mn)
Dec-04
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10

40,000
30,000
20,000
10,000
0
(JPYmn)
Mar-05
Mar-06
Mar-07
Mar-08
Mar-09
Mar-10
Mar-11

11 11
Revenue Breakdown of TradeStation
Breakdown of expenses
A huge disparity in the systems related costs of the two companies
Comparison of revenue structure
Consolidated Income Statement (USGAAP)
Positive net income despite declined equity markets and low interest rate environment
TradeStation: Trend of Net Operating Revenue
(US GAAP)
Net interest income decrease in line with declining interest rates
Monex Group: Trend of Net Operating Revenue
(Japanese GAAP)
Effect of low equity markets felt but some of the effect offset by expanding FX related revenues
Income Statement Analysis of TradeStation
2008/12/31 2009/12/31 2010/12/31
Revenues
Brokerage Commissions
and fees
129 121 108
Interest Income 23 6 10
Other Income 8 7 10
Total Revenues 160 135 129
Expenses 110 109 115
Clearing and execution 39 31 29
Marketing 6 7 7
Employee compensation/
benefits
40 42 45
Systems related expenses 7 7 8
Other expenses 18 22 27
Net Income 31 16 11
System related cost
Compensation and benefits
Advertising expenses
Com. paid and exchange &
association dues
Others
(JPY mn)
*Calculated at JPY82@USD1 for TradeStation
*Accounting term correspondence:  TradeStation : Monex Group
-Occupancy and equipment, Depreciation and amortization:System related costs
(rental and maintenance + Data processing + Amrtization and depreciation)
-Employee compensation and benefits : Compensation and benefits
-Marketing : Advertizing expenses,  -Others : Others
Brokerage commissions and fees
Net interest income
Subscription fees and other
72.3
97.0
128.5
151.2
160.3
134.7
129.0
78%
68%
61%
66%
81%
90% 84%
8%
22%
31%
28%
14%
4%
8%
14%
10%
8%
6%
5%
6%
8%
TradeStation Group  Monex Group
FYE Dec. 2010 FYE March 2011
Commission received
Net financial income
Net trading gain, etc.
20,689
37,809
31,098
26,986 21,052
19,921
22,588
87%
85%
82%
80%
71%
65%
58%
14%
19%
23%
17%
20%
12%
17%
5%
17%
21%
1%
(USD mn)
Source: Filings by TradeStation
and MG data
(Japanese GAAP)
(US GAAP)
Source: Filings by TradeStation
Source: Filings by TradeStation
0
10,000
20,000
38.7%
44.8%
19.0%
5.9%
5.1%
24.9%
8.1%
23.0%
23.0%
7.4%

12
Impact on the Consolidated Monex Group’s Balance Sheet
Goodwill JPY8.0bn
Other Fixed Assets
JPY10.6bn
Current Assets
JPY347bn
Consolidated
Current
Liabilities
JPY294.7bn
Increase in goodwill (*2) JPY-20.5bn
TS Fixed Assets (*3) JPY-1.4bn
Net Capital
JPY71bn
Currently, we maintain a healthy balance sheet with the capability to complete this transaction
Post acquisition, we will have sufficient equity, liquidity and financing capability
Impact on consolidated
equity post acquisition (*1)
Excess Capital
JPY30.6bn
Capital Surplus
available for
investment
(Pre-acquisition)
Maintains sufficient
capital surplus available
for investment
(Post acquisition)
Credit and margin
client balances in
segregated accounts
and financing related
to margin lending
*ref. p.18
Credit balances in
client security
accounts, Margin
loan amount, etc
*ref. p.18
We plan to finance the total deal-related amount
(JPY 33.9bn; $411mm) with JPY20bn of 5 year long
term debt from multiple banks and the rest from our
capital surplus
Post acquisition we will maintain sufficient funds
to grow the business. We do not see the need to
raise capital and have no plans to raise equity capital
in relation to this transaction.
(*1) Actual accounting policy is still under discussion, and is subject to change
(*2) Acquisition goodwill amount is calculated as the difference in acquisition related costs
($424mm) and the Net capital amount  as of Dec end 2010 ($173mm) = $251mm, and using an effective USD/JPY rate of 82yen. This difference is accounted for as the sum of goodwill +  intangible assets other than goodwill, but the breakdown is TBD.
The amortization term of goodwill is TBD.
(*3) Fixed assets of TradeStation is assumed to be the $18mm under the item “Property and equipment, net” in the consolidated statement as of Dec end 2010. An effective
USD/JPY rate of 82yen is used.
Excess Capital
JPY52.5bn
Summary of consolidated BS as of March end 2011

13
Group Structure after the Acquisition (planned)
Monex Group, Inc.
Oki Matsumoto, Chairman & CEO
TradeStation Group, Inc.
Salomon Sredni, CEO
(US)
Monex, Inc.
Monex FX, Inc.
Other group companies
Monex International
Limited
BOOM Group
TradeStation Securities, Inc.
TradeStation Technologies, Inc.
TradeStation Forex, Inc.
[Japan] [US]
[Europe]
[China]
Asia Management Committee
Global Management Committee
Oki Matsumoto, Salomon Sredni, etc.
TradeStation
Europe Limited
Global Management Committee
to decide and direct Group strategies and
resource allocation, etc.

14 14 14
Roadmap
Targets/ goals to achieve in 4 years
Short term (1 year) Mid term (2 years) Long term (3-4 years)
Japan
Strengthen marketing effort esp. targeting
novice investors, eg. lowering commission
rate for small amount trades Enhance
SmartPhone services Continue origination
of innovative, differentiated products such as
RMB denominated products
Full examination into the company‘s business
processes (including consideration of IT
systems internalization) to identify and address
any unnecessary cost drivers
Offer global investment products and
information to clients Offer full-scale service to
active traders
US
(inc.
Europe)
Enhance marketing to discretionary active
traders
Develop SmartPhone mobile apps
Initiate technology development planning
for the entire Group
Enhance FX and institutional business
Marketing efforts leading to substantial
increase in market share/ increased scale
Accelerate efforts and realize collaboration
within the Group Experiment with marketing
to the mainstream investor (with “MONEX
VISION””MONEX CAMP”, Monex’s proprietary
asset aggregation analysis tool)
China
(inc. HK)
Expand margin trading business and  focus
on new account acquisition at BOOM Sec.
Further research into brokerage industry in
the PRC through its Rep Office
Strengthen RMB product origination
Enhance services for active traders Search
for various channels to supply US-made
services for active traders(B to B to C)
Aim to launch brokerage business in the PRC
Global
Launch Global Management Committee
Establish precedent in collaboration btw
US/ Japan in the technology area
Conduct review of the Group’s systems
infrastructure, redundant cost and adaptation
to 24 hr. execution, prepare for next
generation global system
Eliminate redundant cost globally Develop
and launch shared global platform
Create plan/ strategy to allocate/ attract the
best talent on a global and local level.
Numerical
target
Revenue ratio =JP:US(+Eu.):China(inc.
HK) = 65:33:2(after acquiring TradeStation)
OP margin = 20%
Fixed cost (= 3/4 of SG&A) reduction = 5%
OP margin = 25%
HK) = 40:35:25 (*total revenue pie to
increase)
Fixed cost(= 3/4 of SG&A)
reduction = 10% in 3 yrs, 20% in 4 yrs.
OP margin=30% in 3 yrs., 40% in 4 yrs
Global Vision: Under global
management, the best
resources are allocated to
each position within the
organization. IT and
operation systems are
adapted to the global, next
generation needs and
systems are high-speed,
high-spec, stable and
operating 24 hours.
Systems are developed in-
house and are flexible,
competitive and highly
profitable. Product and
service line-up is globalized.
The future global financial
institution for retail investors
is realized.
Revenue ratio  = JP:US(+Eu.):China (inc.

15 15 1. Global Vision 2. Financial Results 3. Data

16
(in million yen, %)
3Q of FYE Mar. 31, 2011
(as of Dec. 31, 2010)
FYE Mar. 31, 2011
(as of Mar. 31, 2011)
Change
Total Assets 358,922 365,730 1.9%
Shareholders’ Equity 70,970 70,823 -0.2%
Capital Adequacy Ratio 486.0% 510.3% -
3Q of FYE Mar. 31, 2011
(Oct. 2010 - Dec. 2010)
4Q of FYE Mar. 31, 2011
(Jan. 2011 –
Mar. 2011)
Change
Operating Revenues 5,816 6,725 15.6%
Net Operating Revenues 4,949 6,361 28.5%
SG&A 4,309 4,509 4.6%
Operating Income 639 1,851 189.4%
Ordinary Income 627 1,870 198.1%
Net Income 298 93 -68.6%
EBITDA* 991 1,345 35.7%
*EBITDA : Net Income + Interest (excluding financial expenses related to margin trading business) +  Taxes + Depreciation and Amortization
+ Devaluation loss of investment securities + Disposal loss of fixed assets
(in million yen, %)
(For reference : Monex, Inc.)
Financial Summary : 3Q of FYE Mar. 31, 2011 vs. 4Q of FYE Mar. 31, 2011 (in 3 months)

17 17
FYE Mar. 31, 2010
(as of Mar. 31, 2010)
FYE Mar. 31, 2011
(as of Mar. 31, 2011)
Change
Total Assets 374,688 365,730 -2.4%
Shareholders’ Equity 66,222 70,823 6.9%
Capital Adequacy Ratio 386.0% 510.3% -
FYE Mar. 31, 2010
(Apr. 2009 –
Mar. 2010)
FYE Mar. 31, 2011
(Apr. 2010 –
Mar. 2011)
Change
Operating Revenues 22,499 25,227 12.1%
Net Operating Revenues 19,921 22,589 13.4%
SG&A 15,460 17,848 15.4%
Operating Income 4,461 4,741 6.3%
Ordinary Income 4,479 4,990 11.4%
Net Income 3,776 1,992 -47.2%
EBITDA* 5,467 5,336 -2.4%
Financial Summary :
FYE Mar. 31, 2010 vs. FYE Mar. 31, 2011 (in 12 months)
(in million yen, %)
(in million yen, %)
(For reference : Monex, Inc.)
*EBITDA : Net Income + Interest (excluding financial expenses related to margin trading business) +  Taxes + Depreciation and Amortization
+ Devaluation loss of investment securities + Disposal loss of fixed assets

18
[Segregated cash trust]
Monex, Inc. 160.8
Monex FX 4.8
Boom Sec. 9.5
Total          175.2
[Funds operation]
Cash/Deposits 34.9
Net margin assets(
*
1) 65.6
Call loan 10.0
Total 110.6
Non-current assets(*3)
18.6
JGB as collateral 4.0
Total net assets 71.0
[Financing]
Call money 16.0
Bank borrowing 28.8
Short-term notes 5.0
Cash collateral from
stock lending(
*
2) 26.8
Total 76.6
[Cash margin from customers
(minimum requirement)]
Monex, Inc. 150.1
Monex FX 4.7
Boom Sec. 9.6
Total 164.5
Balance Sheet
(in billion yen)
(*1) Margin transaction assets – Margin transaction liabilities
(*2) Including collateral from securities finance companies
Property/equipment
0.7 (Facilities, equipment, etc)
Software 1.9
(Assets to provide service)
Goodwill
8.0 (Monex FX: 0.3
ORIX Sec: 7.0
Boom Group:0.5)
Guarantee deposits, etc
1.9  (Real estate deposit, etc)
Investment securities 6.0
(See (*4)
below)
Total 18.6
Name of securities
Book
value
Estimated
value(*5)
Premium
(Purpose for acquisition)
LIFENET INSURANCE
2.0 1.8 -0.1
(Incubation)
Tokyo Stock Exchange Group
1.3 2.0 0.7
Asia Focus
1.2 1.2
-
(Maintenance of products)
Triangle Partners 0.3 0.3
-
(Support of Chinese IPO)
Dot Commodity, Inc.
0.4 0.4
-
Others (*6)
0.6
- -
Total
6.0
(in billion yen)
(*5) Estimated value is calculated using the market or latest net asset value
(*6) Investment per security: maximum 86 million yen
(in billion yen)
(*4) Value of main investment securities
Maintain financial strength by keeping availability of funds and liquidity and controlling risk assets
(*3) Non-current assets (investment value of risk
assets)

Monex Group, Inc.

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19
Brokerage
commission
FX and fixed
income
business
revenue
(+4.4%) (+24.5%)
(+1.5%)
Brokerage commission (exc OSE-FX) +1,211 million yen
Equity trading values per business day increased by 62%
FX and fixed income business revenues +220 million yen
Higher profitability on FX trading
Others + 75 million yen
Transfer commission of credit transaction and Revenue
related with mutual fund increased
Major decreasing factors
Financial Income -95 million yen
Capital gain from management of segregated cash trust
decreased
Significant increase in equity trading values
Others
Comparison with 3Q of FYE Mar. 31, 2011
4Q of FYE
Mar.31, 2011
Net Operating
Revenues
6,361 million
yen
Comparison with FYE Mar.31, 2010
FYE Mar. 31,
2010
Net Operating
Revenues
19,921 million
yen
Increase in FX trading values and improvement of
Financial Income
Financial
income
(-1.9%)
Others Brokerage
commission
(+5.5%) (+8.0%)
(-3.4%)
Financial
income
FX and
fixed
income
business
revenues
(+3.3%)
3Q of FYE
Mar.31, 2011
Net Operating
Revenues
4,949 million
yen
Highlights of Revenue: Increasing and Decreasing Factors
FYE Mar. 31
2011
Net Operating
Revenues
22,589 million
yen
Increased by 2,667 million yen
(+13.4%)
from FYE Mar.31, 2010
Increased by 1,411 million yen
(+28.5%)
from 3Q of FYE Mar.31, 2011
FX and fixed income business revenues +1,599 million yen
Financial income +1,087 million yen
Others +662 million yen
Revenue related with mutual fund increased and net loss
on operating investments decreased
Major decreasing factors
Major increasing factors
Major increasing factors
Lower profitability on equity trading due to consolidation of
ORIX Securities
Brokerage commission (exc OSE-FX) -681 million yen
FX Trading values increased by 70%
Margin balance increased due to the integration

Monex Group, Inc.

■

◆

①
②
③
④

◆

①

・

②

・

③

・

④

・

■

◆

①
②
③
④

◆

①

・

②

・

③

・

④

・

20
Major increasing factors
Systems related costs (*1) +1,090 million yen
Data processing and depreciation increased due to
introduction
of a new trading tool and FX service enhancements
Amortization of goodwill +365 million yen
Amortization of goodwill related to ORIX Securities
Communication, freight and information expenses
+310 million yen
Information costs increased due to the integration
Others +621 million yen
Compensation and benefits and paid commission and
exchange increased
Highlights of SG&A: Increasing Factors
Slightly increased due to consolidation of BOOM
Securities
Increased by 200 million
yen (+4.6%)
from 3Q of
FYE Mar.31, 2011
Compensation
and benefits
Others
(+1.1%)
(+0.7%)
(+1.6%)
Major increasing factors
Commissions paid and exchange/association dues
+67 million yen
Increased due to consolidation of BOOM Securities group
and 62% higher equity trading values than previous quarter
Compensation and benefits +55 million yen
Increased due to consolidation of BOOM Securities group
Communication, freight and information expenses
+29 million yen
Increased due to consolidation of BOOM Securities group
and higher postage cost
Others +48 million yen
Depreciation and charitable contribution increased
Increased by 2,388 million yen
(+15.4%)
from FYE Mar. 31,
2010
Commissions
paid and
exchange/
association
dues
(+1.3%)
Communication,
freight and
information
expenses
Others
Systems
related
costs
(+2.4%) (+2.0%)
(+7.1%)
Amortization
of goodwill
(+4.0%)
Due to the merger system related costs and
amortization of goodwill increased
3Q of FYE
Mar.31, 2011
SG&A
4,309 million
yen
Comparison with 3Q of FYE Mar. 31, 2011 Comparison with FYE Mar.31, 2010
FYE
Mar.31, 2011
SG&A
17,848 million
yen
FYE
Mar.31, 2010
SG&A
15,460 million
yen
4Q of FYE
Mar.31, 2011
SG&A
4,509 million
yen
(*1) System related costs = Rental and maintenance +
Data processing and office supplies + Amortization and depreciation
Communication,
freight and
information
expenses

21
FYE Mar. 31, 2011 (12 months:
from Apr. 2010 to Mar. 2011)
Business category Revenue from “stock” Revenue from “flow” Total %
Equities
Net financial income
4,517
Cash trading commissions     5,224
Margin trading commissions  3,674 13,608 60%
Derivatives Futures/Options commissions   721 721 3%
FX business
-
Net trading gain                   4,373
FX commissions            697
5,071 22%
Managed asset
1,447
(Agency commissions,
management fee, etc.)
637
(Selling commissions of mutual
funds)
2,085 9%
Fixed income
-
354 354 2%
Investment   banking
-
117 117 1%
Total 5,965 15,992 21,957 97%
Others 631 3%
Net Operating Revenues 22,589 100%
(in million yen)
Breakdown of Net Operating Revenues by Business
Revenue ratio from “stock” and “flow” are 26% and 71% respectively
We aim to increase the ratio of revenue from “stock”, as revenue from “flow” are largely affected by market conditions
Others                                         192

22 22
Future Plan for Domestic Businesses
Equity business
Strengthen marketing by cutting commissions for small value transactions
Reinforce the development of trading tools for such as “Monex Trader” on SmartPhones and iPad.
FX business
After the release of advanced trading tool “Monex Joo”, smartphone app was released on April 2011, enhancing active tradings. We are also in the process of introducing automatic trading tool.
Mutual fund business
Expand product lineup by providing products in every categories. Proactively develop and sell new products, research overseas asset management companies from a global viewpoint. Enhance automatic save-up service (from 1,000 yen) function to increase sales. Establish “Doubling Asset Project” by 4 major online securities companies, setup and promote “original fund”.
Fixed income business
Supply investment opportunity and enhance convenience by means of expanding the bond product lineup e.g. CNH-denominated bond and the function of foreign currency deposits. Constant supply of the structured note.
Alternative investment business (Monex Alternative Investments)
Aim to increase AUM mainly targeting institutional investors (Additional mandate as of April 2011; JPY1.3bn totaling 7.7bn. in MGFT*, 0.4bn in Commodity investment service). Provide broader service such as 'Commodity investment service for Individual' in the planning stage.
*MGFT: global FOF investment service for pension funds through Mizuho Trust & Banking.
Proposing financial and capital advisory to corporate client and underwriting of the IPO, PO and other opportunities. In M&A business, we are focusing on IT, Healthcare, and BPO related opportunities, and cross border transactions with overseas partner boutique firms.
Investment banking business
R&D of the Algorism-based asset management service (Trade Science)
Provides rule-based investment advisory service for the mutual fund (Kabu-robo
Fund).
models lineup. Planning to launch the new investment advisory service to the retail FX customers.
Continually enhance the investment

Monex Group, Inc.

■

◆

◆

■

◆

MONEX VISION β
for iPad

⇒

◆

⇒

MONEX ONE

23 23
Differenciation of Trading Services
Improve usability to activate trading
Revision of trading commission table
Announced on March 11, 2011 that the equity trading
commission table is to be revised as of May 2011.
Commissions for trade value under 300 thousand yen is set
the cheapest among major competitors.  Aims to gain more
new accounts and activate trading in existing accounts.
Services for SmartPhones
On the 21
st
of February (for iPhone users) and April 4
th
(for
Android users) we released “Monex Trader Smartphone”. In
addition to those releases, we are also providing “FX PLUS
Smartphone” for both iPhone and Android users as of Apr 6 .
As a result of these services, we have seen a surge in trading from customers who use smartphones.
We also are ready to release “Monex Trader” for iPad users,
and we plan on expanding our services in the future.
Portfolio management advice tool “MONEX VISION ß”
“MONEX VISION ß”
analyzes and evaluates the assets by
using the latest financial engineering, and provides the
best advice for the asset management to our customer.
Status:
The service is spreding well,
The number of users achieves
30,000 people.
We released “MONEX VISION
ßfor iPad”
on March 31, 2011.
It has same function with PC ver,
and achieved the comfortable
operation only of the iPad.
This App got 1st prize on the
department of free financial
apps on the itunes App
Store.(13 April,2011)
Status: The service is spreading well as well
as “MONEX VISION”, The number of users
achieves about 7,900 people.
MONEX ONE
Expanding the Android version and enhancing the
function, and so on, we can reach other customer
segments.
To get external assets, we keep
promoting MONEX VISION as a core
service.
Changed part of equity trading commission
table via PC (per transaction) (incl. tax)
Transaction value
Commission
before revision
Commission
after revision
under 100 thousand yen
At market
1,050 yen
Limit order
1,575 yen
105 yen
100 thousand to 200 thousand yen 189 yen
200 thousand to 300 thousand yen 262 yen
300 thousand to 400 thousand yen 367 yen
400 thousand to 500 thousand yen 472 yen
th

Monex Group, Inc.

BOOM

TRADE LOCALLY · INVEST GLOBALLY

24 24 24
BOOM Group Overview
Boom Group offers stock trading in 12 markets; margin
trading in 5 markets such as HK and US. Customers can
trade using 6 currencies (HKD, USD, RMB etc.) in a single
account. Average stock commission is 16bps.  The group
has 9,000 accounts with balance of 62 billion yen assets in
custody at the end of March 2011. Agatha Lo is the COO of
the company.  The group has 29 employees.
Track record in the capital market in Hong Kong
BOOM co-lead the underwriting of RMB denominated
ORIX’s corporate bond, which was the first issuance of
RMB bond by Japanese company, as the first Japanese
group company to co-lead RMB bonds and also the first
underwriting track record for BOOM.
Enhancing margin trading by Group’s credibility
Future plan
We plan to expand margin trading, strengthen trading
system and product & service line-up. Planning mutual
product supply between HK and Japan.   Hong Kong is
rapidly growing as the offshore market of RMB and Monex
and Boom will join forces to develop RMB related products
for the customers of Monex, Inc.
Progress of Brokerage Business in PRC
Acquired BOOM in HK, Asia’s global financial center
*Closing exchange rate :
JPY83.15/USD
(As from Jan. to Mar. 2011, in thousand yen)
*Consolidated as from 4 quarter closing
Sep. 2010 Dec. 2010 Mar. 2011
Balance of margin loan 237,603 408,342 743,006
Loans payable from Monex 0 332,600 498,900
(in thousand yen)
Operating revenue
Commission received 96,198
Net trading income 2,341
Financial revenue 14,053
Other revenues 26,985
Total of operating revenue 139,578
Financial expense 220
Net operating revenue 139,357
Operating expense 98,012
Operating income 41,345
Ordinary income 42,127
Income before income taxes 41,994
Income taxes 6,018
Net income 35,976
Quarterly financial result of BOOM Group
Movement of balance of BOOM’s margin loan
Consolidated financial result of Monex International
Limited including BOOM Group
th

25 25
Cost Control
Measures toward further cost reduction to improve profit margin (SG&A)
- Successful in cutting monthly SG&A approximately 0.5 billion yen after the integration of Monex, Inc. and ORIX Securities.
- In 4Q SG&A increased by 4.6% compared with 3Q due to consolidation of Boom Securities group (4Q average 32 million) and increase of variable cost and semi-variable cost as a results of considerably higher trading values.
- Going forward, in the middle term, we aim to cut Fixed costs by 20% and enhance profit margin up to 40% by way of reducing system related cost and real estate rent, and restructuring of the organization.
- As for FYE March 2012, we aim to expand the profit by acquiring more new accounts and increasing trading values through aggressive promotion activities.
1.43
1.95
0.5 billion yen
decrease
1.45
1.48
1.37
System-related cost….Fixed cost and cost correlated to the
number of accounts
Others….Communication expenses and postal expenses, etc.
Personnel cost
Information cost….Correlated to the number of log-ins by customers
Commission paid and association fees….Commissions to stock exchange
Advertising  expenses………Strategically controllable cost
(*1) Including BOOM securities (4Q average: 32 million yen)
1.50
(*1)
Variable cost
Semi-variable cost
Fixed cost
(in billion yen)
Apr 2010  May 2010   Jun 2010      2Q            3Q      4Q          Mid-term
(monthly average)                    target
1.01
0.60
0.64
0.63
0.63
0.64
0.21
0.19
0.20
0.15 0.16
0.18
0.34
0.29
0.29
0.26
0.26 0.28
0.13
0.15
0.14
0.15
0.15
0.15
0.17
0.13
0.13
0.11 0.12
0.14
0.06
0.05
0.05
0.05
0.09
0.09

26 26 26 1. Global Vision 2. Financial Results 3. Data

27 27
(in million yen)
FYE Mar. 31, 2010 FYE Mar. 31, 2011
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q
Brokerage commissions( includes OSE-FX) 3,145 2,670 2,073 2,604 2,772 1,904 2,089 3,336
Stocks and ETFs 3,063 2,577 1,979 2,449 2,582 1,631 1,855 3,015
Boom securities
- - - - - - -
96
OSE-FX
- - - - -
86 84 119
Options and Futures 73 86 88 151 184 185 149 201
Others 9 6 5 3 4 2 0 0
Underwriting and distribution commissions 1 3 3 14 1 1 10 1
Subscription and distribution commissions 136 125 129 147 209 114 152 169
Other commissions 543 471 363 584 723 602 522 546
Margin forex trades commissions (OTC) 238 30 0 130 201 107 66 32
Mutual funds agency commissions 215 247 264 290 311 307 321 324
Others 89 193 98 163 210 188 135 189
Net gain on trading account 558 715 1,051 1,089 1,526 1,103 936 1,158
Net gain on operating investments -45 -0 -0 -70 9 12 12 -8
Financial income 1,758 1,216 1,658 1,374 2,130 1,504 2,059 1,461
Other operating revenues 38 40 37 56 33 34 33 61
Operating revenues 6,138 5,242 5,317 5,801 7,407 5,277 5,816 6,725
Financial expenses 919 478 728 451 974 431 867 364
Net operating revenues 5,218 4,763 4,589 5,349 6,432 4,846 4,949 6,361
Selling, general and administrative expenses 3,554 3,585 3,447 4,873 4,891 4,137 4,309 4,509
Operating income 1,663 1,178 1,142 476 1,540 708 639 1,851
Ordinary income 1,808 1,120 1,137 412 1,814 678 627 1,870
Quarterly net income 1,413 622 803 936 1,212 387 298 93
Financial Results : Quarterly trends in income statement

28 28
(in million yen)
FYE Mar. 31, 2010 FYE Mar. 31, 2011
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q
Transaction-related expenses
979 1,044 948 1,247 1,267 1,118 1,260 1,360
Commissions paid
196 263 181 194 246 217 220 237
Exchange and association dues
128 117 100 176 205 138 162 212
Communication, freight and information expenses
494 480 484 598 608 572 579 608
Advertizing expenses
145 161 161 258 181 168 276 279
Others
14 21 19 19 25 21 22 22
Compensation and benefits
777 751 744 995 936 803 795 850
Rental and maintenance
395 438 406 488 531 466 422 424
Data processing and office supplies
962 952 958 1,336 1,300 1,153 1,195 1,184
Data processing
946 935 942 1,313 1.279 1,116 1,177 1,166
Office supplies
15 17 15 23 20 36 18 17
Amortization and depreciation
143 150 151 522 430 281 286 321
Taxes other than income taxes
54 38 44 67 69 48 48 45
Provision for allowance for doubtful receivables
- - - - 83 -19 -14 -2
Amortization of goodwill
46 48 56 118 158 156 156 164
Other operating expenses
195 159 138 97 113 128 157 160
Selling, general and administrative expenses
3,554 3,585 3,447 4,873 4,891 4,137 4,309 4,509
Financial Results Quarterly trends in SG&A

29
53.2%
48.2%
25.0%
22.4%
21.0%
21.4%
15.5%
-5.0%
7.1%
2.9%
-10.0%
0.0%
10.0%
20.0%
30.0%
40.0%
50.0%
60.0%
5,349
6,432
4,846
4,949
6,361
476
1,540
708
639
1,851
0
100
200
300
400
500
600
700
0
1,000
2,000
3,000
4,000
5,000
6,000
7,000
8,000
9,000
10,000
Trends in Revenue
As of the end of FYE Mar. 2011
Nikkei 225 Average
:
-4.6% from Dec. 30, 2010
-12.0% from Mar. 31, 2010
Trading Value*
:
45.6% from 3Q of FYE Mar. 31, 2011
20.9% from 4Q of FYE Mar. 31, 2010
ROE and profit margin*
trends
FYE
Mar. 2007
FYE
Mar. 2008
FYE
Mar. 2009
FYE
Mar. 2010
FYE
Mar. 2011
* Profit margin (stated in this material) is calculated as
Operating income / Net operating revenues (not operating revenues)
Million yen
4Q of FYE
Mar. 2010
1Q of FYE
Mar. 2011
2Q of FYE
Mar. 2011
3Q of FYE
Mar. 2011
4Q of FYE
Mar. 2011
billion yen
Net operating revenue and operating income
Net operating revenue (left)
Operating income (left)
Overview of the Japanese Stock Markets
29
Profit margin
ROE
* Total trading  value of individual investors in  3 Japanese major  markets
(which include JASDAQ  until  Oct.  12,  2010)
Total trading value of individual
investors in 3 major stock exchanges
(Average per business day) (right)

Monex Group, Inc.

■

◆

2010/05
2010/06
2010/07
2010/08
2010/09
2010/10
2010/11
2010/12
2011/01
2011/02
2011/03

◆

=

◆

■

2008/7
2008/10
2009/1
2009/4
2009/7
2009/10
2010/1
2010/4
2010/7
2010/10
2011/1

■

◆

※

※

30
Equity Business / FX Business
FX Business
Composition of revenues by FX business (Jan.-Mar. 2011)
97 percent of total FX business revenue is generated from
trading at leverage rate lower than 1:25. Impact by leverage regulatory is estimated to be limited
Revenue by trading at leverage rate lower than 1:25
Monex, Inc. “FX PLUS”
80%
<ALL>
Monex FX
“GAIKA de
SUPPORT”
15%
<12pt>
Monex, Inc.“ORIX FX”
5% <5pt>
”ORIX FX”Service ended in Feb.2011
<Revenue from leverage rate 1:25 or lower>
Cross Country and Online Stock Seminars
In 4Q we continued Cross Country Seminars in Kobe,
Takamatsu and Hiroshima. The total attendees amounted to
669. In addition, attendees for our Online Stock Seminar
held for 4 successive nights totaled to 7118.
Equity /Futures/Options Business
Equity
Futures/Options
(billion yen)
0.0%
5.0%
10.0%
15.0%
20.0%
25.0%
30.0%
0
1,000
2,000
3,000
4,000
5,000
6,000
2010/03 2010/05 2010/07 2010/09 2010/11 2011/01 2011/03
Volume(225Large) Share(225Large)
Share(225Mini) Share(225OP)
Number in total show sum of Monex(MS) and ORIX sec from Mar 2010
0
50
100
150
200
250
300
350
400
0.0%
1.0%
2.0%
3.0%
4.0%
5.0%
6.0%
Market share of Ex-Monex account and the Ex-Orix account after the merger
(2010/5/6 2011/3/18: Weekly)
Margin transaction balance (right:billion yen)
Ex -Monex share
Ex -Orix share
0
500
1,000
1,500
2,000
2,500
3,000
3,500
100
200
300
400
500
600
700
800
trading revenue
comission revenue
Monex, Inc. "Orix FX" Trading volume
Monex, FX Inc. "GAIKA de SUPPORT"trading volume
Monex, Inc. "FX PLUS"trading volume
Revenue (million yen) Trading volume (billion yen)
Individuals’ shares and volumes of Futures/Options share
(share Monex trade volume/individuals trade volume(OSE))
~

Monex Group, Inc.

MAI Monex Alternative Investments, Inc.

URL: http://www.monexai.com

→

資産倍増 PROJECT

Four major online securities (Monex, Inc., SBI Securities Co.,
Ltd., kabu.com Securities Co., Ltd., Rakuten Securities, Inc.)
jointly organized a project to promote mutual funds since March
2011.
(Main Events)
- Organize an exclusive mutual  fund
(planned to be launched by July 2011)
- Collaborative promotion website (opened in April)
The goal is to enlarge online sales share.
31 31
Mutual Fund Business
Sales in 4Q increased and balance increased by 22% YtoY
No. of funds: 293
(including 98 no-load funds)
*Original mutual funds:
Proprietary funds that are originated and promoted by the Monex
Group: e.g. Monex Asset Allocation Fund (Evolution, Growth Type,
Bimonthly Income Type); Kaburobo Fund; 5 alternative investment funds by MAI, etc.
(Billion yen)
Mutual Fund Business / Alternative Investment Business
2010.3 2011.3
1
Q
2
Q
3
Q
4
Q
1
Q
2
Q
3
Q
4
Q
Sales 18.2 20.0 15.8 17.0 25.3 14.3 17.3 23.8
(
including no load
)
10.3 11.6 8.1 8.6 13.6 7.9 9.4 14.0
Amount
(
excluding
MRF)
149.4 168.5 179.6 190.6 202.6 215.7 224.2 232.0
(
no-load
)
78.3 86.4 91.3 97.2 98.4 105.2 110.5 115.7
(
original funds*
)
25.5 27.9 28.0 28.4 28.0 28.0 28.7 28.9
Foreign currency MMF 26.6 26.9 28.4 29.2 29.1 32.9 33.7 37.2
Collaborative project for mutual fund promotion
Big leap for top Alternative Investment Manager
Merger with Asuka Commodity Investments on Feb 1
·
With merger, we can provide broader service further to
Fund of funds (FOF). New ‘Commodity investment
service for Individual‘ is in the planning stage.
PH: Premium Hybrid, MGFT: Monex Global FOF Trust,
*as of February 28, 2011
Pension mandates thru Mizuho exceed \ 6.4bil
Additional mandate
·MGFT
(for pension funds)
+0.8bil in 4Q 2010
+1.3bil in April 2011
·Commodity service
+2.0bil in 4Q 2010
+0.4bil in April 2011
0
5
10
15
20
25
30
35
40
2010 1Q 2010 2Q 2010 3Q 2010 4Q
Others* Asia Focus
China Focus PH2006
PH2007* PH2010*
MGFT Commodity
(JPY billion)
Portfolio assets AUM
Asia Focus
¥5.9bil
China Focus
PH2006
PH2007
PH2010
MGFT
Individual
Institution
Others
Commodity
Total
HF of Japan and Asia
China A, HK & Taiwan share
Global HF and PE
Global HF and PE
Global HF
Global HF, PC, VC
Global HF
Global Commodity Futures
Fund
¥2.4bil
¥3.5bil
¥1.9bil*
¥1.1bil*
¥3.0bil*
¥6.4bil
¥10.0bil
¥34.2bil

Monex Group, Inc.

25.3%
74.7%
23.6%
49.2%
8.9%
18.3%

Over 70
5.4%
60s
13.4%
50s
16.9%
40s
28.8%
30s
27.8%
20s
6.5%
Under 20
1.3%
0.0%
10.0%
20.0%
30.0%
40.0%

Company Employee
45.4%
Unemployed
19.1%
Housewife
10.0%
Self-employed
8.3%
Civil Servant
6.2%
Company Executive
5.8%
Doctor etc.
1.8%
Others
3.4%
0.0%
10.0%
20.0%
30.0%
40.0%
50.0%

32
Customer Portfolio
Sex / District( Monex, Inc.)
Age ( Monex, Inc.)
Occupation ( Monex, Inc.)
Female
Male
Tokyo Metropolitan
District
Osaka District
Nagoya District
Others
Customers’asset in custody (Monex Group)
Equities
66%
Managed assets
(mutual funds, etc)
10%
Others (MRF, etc.)
19%
Fixed income 2%
FX 3%

Monex Group, Inc.

Oki Matsumoto
Financial Institutions
Other Institutions
Securities Companies

24.3%
14.9
%
9.4%
ORIX
Corporation
21.1%
8.1%
Individual
Investors,
etc.
18.4%
Foreign
Institutions,
etc.
33 33
- Interim dividends to be paid out
- The Company’s policy for shareholder’s return is to pay
the dividends based on the business performance.  The
payout ratio is generally targeted at 50% of consolidated
net income of current fiscal year
Pursuing investment returns for our shareholders
Dividend record
Basic policy for shareholder’s return
(Yen)
Year end
Interim
Investors’ Guide
(Unit: JPY) FYE
March
2007
FYE
March
2008
FYE
March
2009
FYE
March
2010
FYE
March
2011
Book-value Per Share
(BPS)
20,253 19,664 17,235 22,139 22,154
Earnings Per Share
(EPS)
4,066 3,080 -928 1,527 647
Return on Equity
(ROE)
21.4% 15.5% -5.0% 7.1% 2.9%
Dividend Per Share
2,900 1,550 400 700 500
Indicators per share
9.4%
3.8%
Major shareholders and share distribution
- Total number of issued shares as of end of Mar. 2011:
3,196,805 shares
(planned)
(planned)
- In case the Company has a net loss, the management
will consider to pay out a certain amount as dividend,
comprehensively examining internal reserves, financial
condition, business environment and business plan
500
1,500
2,900
900
200
400
300
650
200
300
200
0
500
1,000
1,500
2,000
2,500
3,000
3,500
FYE
Mar.2005
FYE
Mar.2006
FYE
Mar.2007
FYE
Mar.2008
FYE
Mar.2009
FYE
Mar.2010
FYE
Mar.2011

Monex Group, Inc.

Monex Group, Inc.

MONEX

MONEX FX

BOOM
TRADE LOCALLY · INVEST GLOBALLY

Monex University, Inc.

MAI
Monex Alternative Investments, Inc.

MONEX HAMBRECHT, INC.

trade science

LIFENET

34 34
Investor education for all
individuals
(Investment  Ratio)
Monex G: 100%
Asuka Asset Management: 26%
Providing the best alternative investment
products to individual investors
(Voting right  ratio) Monex G: 51%
The Monex Group
(As of April 27, 2011)
Monex, Inc.
Comprehensive investment service provider
(Investment Ratio) Monex G: 100%
MBH America, Inc.
Research in the global financial industry
(Investment Ratio)
Monex G: 100%
MBI
Monex Business Incubation, Inc.
(Investment Ratio) Monex G: 100%
Discovery and incubation of
new businesses
Trade Science Corporation
Next generation asset management
utilizing artificial intelligence
(Investment Ratio) Monex G: 100%
New type of life insurance service
through the internet
(Investment Ratio) Monex G: 18.5%
LIFENET INSURANCE COMPANY
Monex FX, Inc.
Specialized for FX trading
(Investment Ratio) Monex G: 100%
[ Financial products and services for individual investors ]
[ Business development for exclusive products and services]
[ Overseas subsidiary and office ]
[ Incubation ]
BaiFor Investment Advisory Ltd.
Financial training JV in Beijing
(Investment Ratio) Monex G: 49%
SEEC Investment: 51%
(Investment Ratio)  Monex G: 78.6%
ZenShin Capital Partners II: 7.9%
Hambrecht Partners Holdings: 5.5%
Development Bank of Japan: 5.5%
M&A advisory service
Aspiring to introduce a new IPO
Monex International Limited
Asia business base in Hong Kong
Beijing Representative Offices
(Monex Group, Monex, Inc.)
(Investment Ratio) Monex G: 100%
BOOM Group
Online securities group in Hong Kong
(Investment Ratio) MIL: 100%
R&D of Program Trading
Business Incubation
M&A Advisory
Asset Management
Investment Education
Securities Company
FX Business
Overseas Businesses
Holding Company